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                                                                   EXHIBIT 10.16


                            DISTRIBUTION AGREEMENT


THIS AGREEMENT is entered into on this 10/th/ day of February, 2000.

between:

(1) METAWAVE COMMUNICATIONS (CAYMAN ISLANDS), a Cayman Islands company having its registered office at P.O. Box 1111, George Town, Grand Cayman, Cayman Islands ("Company"), which is a subsidiary of Metawave Communications Corporation, a corporation incorporated in the state of Delaware, the United States of America; with offices located at 19735 Willows Road NE, Redmond, Washington, USA, 98073.

and

(2) SEENODE CO., LTD., a Korean company with its principal office at 6TH Fl. Yonsu District Office 923-5, Dongchun-dong, Yonsu-gu, Inchon, 406-130, Korea ("Distributor").

RECITALS

(A) Company manufactures and markets Spotlight(R) 2000 systems and desires to promote and distribute its products in the Territory, as defined below in
    Article 1.1; and

(B) Distributor has represented that it possesses the necessary expertise and marketing organization to promote and sell such products in the Territory; and

(C) Company and Distributor have agreed that Distributor shall be appointed as Company's exclusive distributor of its products in the Territory.


NOW THEREFORE, the parties in good faith agree to the following:


1.  DEFINITIONS

    For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings assigned to them unless the context otherwise requires:

     1.1 "End User"--a third party who purchases a Product for its own internal business

[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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          practices and not for distribution or resale.

     1.2 "Products" - Spotlight 2000 CDMA-only systems, spares, documentation, updates and upgrades.

     1.3  "Territory" - South Korea, and End User accounts registered under section 2.7 of this Agreement.

     1.4 "Distributor List Prices" - the prices being quoted by Company for sales of Products to its international distributors.

     1.5 "Quota" - the minimum quantities of Products which Distributor shall be expected to purchase from Company in accordance with the terms and conditions of Article 7 of this Agreement.

2.  APPOINTMENT

     2.1  Scope.  Company hereby appoints Distributor, and Distributor hereby
          -----
accepts appointment, as Company's exclusive distributor of the Products to End Users in the Territory during the term of this Agreement, under Company's name, trade name, logotypes and trademarks, subject to all the terms and conditions of this Agreement.

     2.2  No Agency.  The appointment hereunder by Company of Distributor as
          ---------
          distributor of the Products in the Territory shall in no way constitute, or be deemed to constitute, Distributor as the agent of Company and Distributor shall have no authority to bind Company to any contract or other undertaking or obligation, or to act, or to hold itself out as entitled to act, for or on behalf of Company in any other capacity than as distributor of the Products in the Territory.

     2.3  Sub-distributors or sub-agents.  Distributor shall not, without the
          ------------------------------
          prior written approval of Company, appoint any sub-distributors or sub-agents to promote or distribute the Products in the Territory. Further, notwithstanding any such appointment, or Company's approval thereof, Distributor shall at all times remain fully liable for the performance of its sub-distributors or sub-agents, and Distributor hereby agrees to indemnify and hold harmless Company from all damages, losses, costs or expenses arising in any manner from any act or omission on the part of its sub-distributors or sub-agents.

     2.4  Distributor Not to Deal with Competitive Products.  Distributor shall
          -------------------------------------------------
          not manufacture, sell or deal in an any manner with, directly or indirectly, any products

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          similar to the Products or in any manner competitive with the Products without the prior written consent of the Company.

     2.5  Territory.  Distributor shall not sell nor attempt to sell the
          ---------
          Products to customers outside the Territory or to customers within the Territory who the Distributor knows intends to, or will likely, sell the Products outside the Territory. Company reserves the right to change the Territory by giving notice to the Distributor.

     2.6  Referral of Inquiries.  Distributor shall direct any inquiries
          ---------------------
          originating from customers outside of the Territory, or within the Territory, in respect of sales of the Products proposed to be made outside of the Territory, to Company.

     2.7  Identification of End User Accounts.  Distributor shall provide
          -----------------------------------
          Company in writing with the name, address and Territory of each potential End User account at the time it identifies the account. Company will then evaluate the End User account and recommend to Distributor in writing whether or not it should work with that End User account. Distributor will then keep the Company regularly informed of its progress on each End User account. If Distributor has not made substantial progress, Company may request that Distributor cease working with that End User and may make other arrangements for selling to such End User.

3.   TERM

     3.1  Term.  This Agreement shall take effect with respect to the Territory
          ----
          as of the date first written and shall continue in force for a period of [***] year. Thereafter, this Agreement may be renewed in writing by mutual agreement of the parties [***] prior to end of the term.

4.   GENERAL OBLIGATIONS OF DISTRIBUTOR

     4.1  Marketing.  Distributor shall have the following obligations with
          ---------
          respect to the marketing and distribution of Company's Products:

          (a) To use its best efforts to further the promotion, marketing, sale and other distribution of Products in the Territory;

          (b)  To maintain an adequate and balanced inventory of Products;

          (c) To promptly respond to all inquiries from customers, including complaints, process all orders, and effect all shipments of the Products located in the Territory directly sold by Distributor;

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          (d)  To diligently investigate all leads with respect to potential customers referred to it by Company;

          (e) To permit Company to visit Distributor's place of business and inspect its inventories;

          (f) To employ and maintain throughout the Territory an adequate sales force dedicated on a full-time basis to the sale of the Products;

          (g) To employ throughout the Territory qualified technicians who must be certified by Company;

          (h) To participate actively in sales or merchandising programs prepared by Company; to participate in all fairs and exhibitions in the Territory where such participation will, in the judgment of Company, promote the Products; and to develop and implement sales programs for the promotion of the Products;

          (i) To provide Company with monthly sales reports, financial and customer information, and direct access to customers for marketing and product feedback purposes. Company shall have the right to audit the sales records of Distributor;

          (j) To provide after-sales service and support of any nature and character, to a standard set by Company, of any and all Products sold to customers; (Procedures To Be Decided).

          (k) To generally to do all such other acts and things as the Company may reasonably require which are in any way necessary or incidental to sales of the Products in the Territory.

     4.2  Advertising.  Distributor shall diligently undertake to advertise,
          -----------
          promote, and generally publicize the Products in the Territory.

     4.3  Marketing Materials.  Company shall furnish Distributor, free of
          -------------------
          charge, with an agreed minimum quantity of Company's marketing and product literature, including brochures, pamphlets and other information, in the English language, for use by Distributor in preparing its own advertising materials. If Distributor requires additional copies, they shall be paid for by Distributor and any needed translations shall be completed by Distributor at its own expense. All advertising,

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          marketing materials and product literature must first be approved by
          Company.

     4.4  Expenses.  Distributor and Company each assume full responsibility
          --------
          for all costs and expenses which each respectively incurs in carrying out its obligations under this Agreement, including but not limited to salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from the other party.

5.   COMPANY'S GENERAL OBLIGATIONS

     5.1 Company shall have the following obligations with respect to the marketing and distribution of Company's Products:

          (a) Unless excused by circumstances beyond Company's control in accordance with Article 16 hereof, deliver to Distributor those Products for which Distributor places orders, and which Company has accepted, by shipment to such locations within the Territory, or to any person for direct use if delivery thereof will be made to a location within the Territory;

          (b) Provide support and assistance to Distributor in the advertising, promotion, sales and distribution of the Products within the Territory;

          (c) Develop and offer training and technical assistance to Distributor and its personnel in the sale and distribution of the Products at the prices set forth in the pricing document provided separately, including, at the option of Distributor, engineering services such as sales proposals, site walks, and site configurations at the prices set forth in Schedule B, all of which expenses shall be borne by Distributor;

          (d) Provide technical support for Distributor's first field trial with an End User as determined by Company;

          (e) Exercise its best efforts to maintain an international advertising program to develop a name identification and quality image for Company's Products, and supply Distributor with the sales material and data relating to its Products, when and as requested by Distributor, in reasonable quantities.

6.   ORDERS FOR PRODUCTS AND SHIPMENT

     6.1  Purchase Orders.  Distributor shall submit purchase orders for the
          ----------------
          Products to Company's Cayman Islands affiliate company, who shall in turn submit purchase

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          orders to Company, all in writing by facsimile, mail, by telex, telegram or cable which shall set forth, at a minimum:

          (a) An identification of the Products ordered, including serial numbers, if applicable;

          (b)  Quantity;

          (c)  Requested delivery dates; and

          (d)  Shipping instructions and shipping address.

          Distributor shall ensure that its purchase orders are received by Company at least [***] days prior to the delivery dates requested in the order.

     6.2  Provisional Confirmation of Orders.  Each purchase order shall be
          ----------------------------------
          deemed to be an offer by Distributor to purchase the Products pursuant to the terms of this Agreement. Upon receipt of such purchase order, Company shall have [***] business days with which to provisionally confirm or reject the purchase order in writing by facsimile, or other suitable transmission.

     6.3  Final Confirmation.  After receipt of an acceptable and proper letter
          ------------------
          of credit for the payment of the purchase order as detailed in Article 8 below, the Company shall provide in writing its final acceptance or rejection of the purchase order. Acceptance of the purchase order shall give rise to a contract under the terms set forth herein to the exclusion of any additional or contrary terms set forth in the purchase order. Company shall not unreasonably withhold its acceptance of the purchase order.

          Delivery Terms.  Unless otherwise agreed to by written agreement
          --------------
          between the parties, all deliveries of the Products shall be F.O.B. Company (either Redmond, Washington or Taipei, Taiwan.).

     6.4  Modification of Orders.  No received purchase order shall be modified
          ----------------------
          or cancelled except upon written agreement of both parties, which shall not be unreasonably withheld. Distributor's purchase orders or mutually agreed change orders shall be subject to provisions of this Agreement, whether or not the purchase order or change order so states.

     6.5  Discharge of Company's Obligation.  Company's obligation to ship the
          ---------------------------------
          Products shall be fully and completely discharged, and ownership, legal title, and all risk of loss or damage shall immediately pass to Distributor at the time that the Products

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          are delivered F.O.B. Company.

7.   MINIMUM PURCHASE REQUIREMENT

     7.1  Quotas.  Distributor shall purchase and take delivery of a
          -------
          predetermined Quota of Products during each quarterly period during the term of this Agreement, which Quotas shall be established by mutual agreement of the parties. Such Quotas shall be in number of systems for Spotlight 2000 CDMA systems. The Quota for timeframes shown shall be as indicated.


          [***]


          Distributor understands and agrees that the establishment and achievement of the Quota is the essence of this Agreement, and that failure by Distributor to satisfy its obligation under this Article 7 shall constitute a failure of consideration on the basis of which Company shall be entitled to terminate this Agreement pursuant to
          Article 15 hereof.

     7.2  Forecasts.  Distributor shall provide to Company 12-month rolling
          ---------
          forecasts for each month of the term of this Agreement.

     7.3  Loss of Profits or Sales.  Neither party shall be liable to the other
          ------------------------
          for any losses in profits or sales of the Products in the Territory.

8.   PRICES AND PAYMENTS

     8.1  Prices.  The prices to be paid by Distributor for Products purchased
          ------
          pursuant to this Agreement and discount levels are set forth in a separate document, which shall be provided within two weeks of the execution of the Agreement.

     8.2  Price Increase, Decreases.  Company may, at any time during the term
          -------------------------
          of this Agreement, increase its prices for the Products by providing Distributor with at least [***] days prior written notice. Increased prices for the Products shall not apply to purchase orders accepted prior to the effective date of the price increase unless such orders provide for delivery more than [***] days after the date of acceptance of the order. Price decreases with respect to all Products shall be effective immediately upon written notice to the Distributor on all such Products not yet delivered.

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     8.3  Payment Terms.  Payments by Distributor shall be made by irrevocable
          -------------
          and confirmed letter of credit, in a form and substance satisfactory to Company, at sight opened at Distributor's expense which must be received by Company within two (2) weeks of the purchase order date. [***]. In the event of the necessity of any amendment to the terms of a letter of credit, or any extension of the letter of credit in order for Company to obtain payment under the letter of credit, the Distributor agrees to fully and completely cooperate with Company to make such amendment or extension.

     8.4  Failure to Pay.  Should Distributor fail to arrange and have in place
          --------------
          an acceptable letter of credit within the two (2) week deadline for any order of the Products, the Company shall, in addition and without prejudice to any other remedy hereunder, be entitled to refuse to deliver or ship any order for the Products placed with Company by Distributor and shall not be obliged to accept any further orders for the Products from Distributor.

     8.5  Resale Prices. Discount levels for sale to End Users recommended by
          -------------
          Company are set forth in a separate document, which shall be provided within two weeks of the execution of the Agreement.. List prices and discount levels are to be recommended by Company and such recommendations may be changed at any time on 30 days' written notice to Distributor. The procedures for price changes set forth in section
          8.2 above shall also apply to changes under this section.

9.   WARRANTY

     9.1  Product Warranty.  Company warrants to Distributor that  the Products,
          ----------------
          if properly handled and used only for the purpose they were designed for, will be free of defects in workmanship and materials [***] Company does not extend any warranty directly to End User. Company reserves the right to change the terms and conditions of the said warranty at its sole option. Any sales documents provided to the End User by Distributor shall include the End-User restrictions relating to warranty, intellectual property rights and liability limitations attached hereto as Schedule A.

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     9.2  Warranty Claims.  Warranty claims hereunder must be made promptly in
          ---------------
          accordance with the procedures, terms and conditions specified by Company in its Warranty Program Procedures to be provided to Distributor. In the event of a warranty claim, Company shall either repair the defective FRU or replace said FRU with a new or refurbished FRU. The actions taken by Company under the Warranty Program Procedures shall be the full extent of Company's liability and Distributor's exclusive remedy with respect to a claim under this
          Section 9.

     9.3  After-Warranty Service.  In addition to the warranty provided to
          ----------------------
          Distributor, Distributor may purchase after-warranty service from Company at the prices listed in the pricing document provided separately. Distributor shall offer non-warranty technical service to End Users on terms and conditions that have been approved by Company.

     9.4  Non-Liability of Company.  The Company shall not be liable for
          -------------------------
          consequential damages of any kind, whether as a result of loss by Distributor of present or prospective profits, anticipated sales, expenditures, investments, or commitments made in connection with this Agreement. Company's liability under this Agreement shall be limited to the amount received from Distributor for the purchase of Products and in no event shall Company be liable to the Distributor for any consequential or indirect damages.

10.  CONFIDENTIALITY

     10.1 Confidential Information. During the term of this Agreement and
          ------------------------
          thereafter it may be necessary for Company and Distributor to mutually exchange certain information, data and proprietary material relating to marketing, sales, technical, financial and other matters involving the Products, this Agreement or the relationship between the Company and Distributor. In order to be treated as confidential hereunder ("Confidential Information"), information disclosed in writing shall be marked as confidential or proprietary, and the disclosing party shall indicate the confidential nature of oral information at the time of disclosure and provide written confirmation thereof within fifteen
          (15) days following such disclosure.

     10.2 All Confidential Information shall be received and retained in the strictest confidence by the parties and will be deemed to be proprietary information of the disclosing party and the recipient agrees that it will not disclose it to third parties and further it will treat such information, data or material as proprietary using the same degree of care that it would normally use in protecting its own proprietary

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          information for a period of three years; and be used by the parties hereto solely for the purpose of implementing this Agreement or for discussions relating to other products of Company or other business relationships between Distributor and Company.

     10.3 This provision shall not apply to any Confidential Information that
          (i) is known by the receiving party prior to the date of disclosure by the disclosing party, and is not subject to or in violation of an obligation of confidentiality; (ii) is or become public knowledge other than by default of the receiving party; (iii) is obtained by the receiving party from a bona-fide third party having free right of disposal of such information; (iv) is wholly and independently developed by the receiving party without reference to the Confidential Information; or (v) the receiving party is required to disclose pursuant to any law, regulation or a valid order of a court or other government body or any political subdivision, or other legal requirement thereof, provided, however, that the recipient of the information shall first have given notice to the disclosing party and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued.

     10.4 Subject to the foregoing, this Agreement shall also be treated confidentially by all parties hereto. This section shall survive any termination of the Agreement for a period of three (3) years.

11.  TRADEMARKS

     11.1 Use of Trademarks.  Company hereby grants to Distributor a
          -----------------
          non-exclusive, non-transferable, and royalty-free right and license to use Company's name, trademarks, trade names, and logos specified in
          Exhibit I attached hereto, as such Exhibit may be modified from time to time during the term of this Agreement, in connection with the sale or other distribution, promotion, advertising, and maintenance of the Products for so long as such name, trademarks, trade names, and logos are used by the Distributor. Distributor shall afford Company reasonable opportunities during the term hereof to inspect and monitor the activities of Distributor in connection with the name, trademark, trade name, and logo usage.

     11.2 Restrictions.  Distributor shall acquire no right, title or interest
          ------------
          in such Company name, trademarks, trade name, and logos other than the foregoing limited license and Distributor shall not use any Company trademarks as part of Distributor's corporate or trade name or permit any third party to do so without the prior written consent of Company. Distributor shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of

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          Company's trademarks. Distributor shall not private label the
          Products.

     11.3 Infringements.  Distributor shall promptly notify Company of any use
          -------------
          by any third party of Company's name, trademarks, trade name, and logos or any use by such third parties of similar marks which may constitute an infringement or passing off of Company's name, trademarks, trade name, and logos. Company reserves the right in its sole discretion to institute any proceedings against such third party infringers. Distributor agrees to cooperate fully with Company in any action taken by Company against such third parties, provided that all expenses of such action shall be borne by Company.

12.  INTELLECTUAL PROPERTY RIGHTS

     12.1 Ownership.  Distributor hereby acknowledges Company's exclusive right,
          ---------
          title and interest in and to any and all intellectual property rights which Company may have at any time adopted, used, registered or been issued in the United States or in any other location (the "Intellectual Property Rights"). Distributor agrees that it shall not do, or cause to be done, any acts or things contesting or in any way impairing or tending to impair any portion of the Company's right, title and interest in and to the Intellectual Property Rights. Distributor further acknowledges that, in connection with any reference to the Intellectual Property Rights, Distributor shall not in any manner represent that is possesses any ownership interest in the Intellectual Property Rights or the registration thereof, nor shall any action taken by Distributor or on Distributor's behalf create in Distributor's favour any right, title or interest in and to the Intellectual Property Rights.

13.  TAXES

     Payment of Taxes.  Company shall not be responsible for any local, state,
     -----------------
     federal and other governmental taxes, customs, duties, imposts, levies or other charges or deductions or withholdings in the Territory whatsoever imposed on Company or the Distributor as a result of the operation of this Agreement or of the importation of the Products into the Territory and the Distributor shall indemnify and hold Company harmless from and against any such taxes, duties, imposts, levies or other charges or deductions or withholdings all of which shall be for the sole and exclusive account of the Distributor. Company is responsible for the payment of taxes outside the Territory.

14.  LICENSES AND PERMITS

     14.1 Import Documentation.  Distributor shall be responsible for obtaining
          --------------------
          all licenses and permits and for satisfying all formalities as may be required to import Products

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          into the Territory in accordance with then prevailing laws or regulations.

     14.2 Licenses and Permits.  Distributor shall be responsible for obtaining
          --------------------
          all licenses and permits and for satisfying all formalities as may be required to sell, install and operate Products in the Territory. If this Agreement is not renewed pursuant to section 3.1, the fees for any licensing and testing of the Products incurred by Distributor shall be reimbursed by Company to Distributor in an amount [***] In the event of nonrenewal and termination of this Agreement, all licenses and permits obtained by Distributor for the Products shall be transferred to Company or its assignee or otherwise terminated at Company's option.

15.  TERMINATION

     15.1  Termination.  Notwithstanding the provisions of Article 3 above, this
           -----------
          Agreement may be terminated in accordance with the following provisions:

          (a) Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business, or should the other party or a substantial party of its business come under control of a third party;

          (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than six (6) months as provided in Article 6.2 above and Article 16 below;


          (c) Either party may terminate this Agreement at any time without notice in the event the other party is in breach of this Agreement.

     15.2 Rights and Obligations on Termination.  In the event of termination
          -------------------------------------
          of this Agreement for any reason, the parties shall have the following rights and obligations:

          (a)  Obligation to Ship.  For any orders already placed by
               -------------------
               Distributor and finally confirmed and accepted by Company on or before the effective termination date, which acceptance includes receipt of an acceptable and proper letter of credit pursuant to the terms of Article 6.3, Company shall be obligated to ship

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               such orders.

          (b)  Right to Re-purchase Products.  For a period of ninety (90) days
               -----------------------------
               after the termination date, Distributor shall be entitled to sell any remaining inventory of the Products at the resale prices set by Company pursuant to Article 8.5. Upon the expiry of this ninety (90) day period, Company shall have the right, at its sole discretion, to buy back from Distributor any then remaining inventory of the Products at one-half (1/2) the price paid by Distributor.

          (c)  Confidentiality.  Confidentiality obligations pursuant to
               ---------------
               Article 10 hereof shall survive the termination of this Agreement and continue to be binding on both parties.

          (d)  Return of Materials.  All trademarks, trade names, patents, copy
               -------------------
               rights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Company. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment to the Company, as Company may direct, at Company's expense. Distributor shall not make or retain any copies of any confidential items or information that may have been entrusted to it.

16.  FORCE MAJEURE

     16.1  Definition.  Force Majeure shall mean any event or condition, not
           ----------
           existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance of one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, disturbance, war, industry-related strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

     16.2  Notice.  Upon giving notice to the other party, a party affected by
           ------
           an event of Force Majeure shall be released without any liability on its part for the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and

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           its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

     16.3  Confirmation.  The party invoking Force Majeure shall provide to
           ------------
           the other party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

     16.4  Suspension of Performance.  During the period that performance by
           -------------------------
           one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

     16.5  Period of Force Majeure.  Should the period of Force Majeure
           -----------------------
           continue for more than [***] either party may terminate this Agreement without liability to the other party upon giving written notice to the other party.

17.  DISPUTE RESOLUTION AND GOVERNING LAW

     17.1  Dispute Resolution.  Should any dispute, controversy or claim arise
           ------------------
           out of or relating to this Agreement, the parties shall endeavour to reach an amicable settlement through negotiation. If the parties are unable to reach an amicable settlement through negotiation within 20 days after receipt of notification from the other party of the existence of the dispute, then each party shall have the right to request non-binding mediation. In the event mediation is unsuccessful within 20 days of the commencement of mediation proceedings, the matter shall finally be settled by binding arbitration in Seattle, Washington, U.S.A,in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect on the date of this Agreement and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the English language. Notwithstanding the above, regarding intellectual property right claims, the Company reserves the right to initiate and conduct litigation proceedings in any court it deems appropriate.

     17.2  Governing Law.  The parties acknowledge that this Agreement shall be
           --------------
           governed by, interpreted, and construed in accordance with the laws of the state of Delaware, the United States of America, without regard to its choice of law provisions. The terms and condition of the United Nations Convention on the International Sale of Goods are excluded from application under this Agreement.

18.  MISCELLANEOUS

     18.1  No Foreign Corrupt Practices.  Distributor hereby represents,
           ----------------------------
           warrants and agrees that Distributor shall be bound and abide by and strictly comply with both the letter and the spirit of the Foreign Corrupt Practices Act of 1977 and any amendments thereto as the same is from time to time in force in the United States of America.

           Without limiting the generality of the foregoing, Distributor has not made and shall not make, in the performance of this Agreement, an offer, payment, promise to pay or authorization of the payment of any money, offer, gift, promise to give, or authorization of the giving of anything of value, in order to assist with obtaining or retaining business for or with, or directing business to, Company or any other person or entity, directly or indirectly

           (a) to or for the use or benefit of any official or employee of any government or the agencies or instrumentalities of such government or any international organization, political party or candidate for political office;

           (b) to any other person if Distributor or any partner, officer, director, employee, agent, representative or shareholder of Distributor knows or has reason to suspect or know that any part of such money or thing of value will be directly or indirectly offered, given or promised to any government officer or employee, political party or official thereof, or candidate for political office or any international organization; or

           (c) to any other person or entity, the payment of which would violate the laws or policies of the United States or of any other government.

           Upon request by Company, Distributor shall furnish a certificate verifying compliance with this Article. Notwithstanding Article 15.2, in the event of termination of this Agreement by Company for Distributor's breach of this Article, Company shall have no liability to Distributor under this Agreement for any loss, cost or damage resulting, directly or indirectly, to Distributor from such termination.

     18.2  U.S. Export Restrictions.  Distributor shall not sell any of the
           ------------------------
           Products to end-users who are subject to U.S. export restrictions.

     18.3  Relationship.  This Agreement does not make either party the
           ------------
           employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

     18.4  Assignment.  After obtaining written permission from Company,
           ----------
           Distributor shall be entitled to assign any or all of its rights and obligations hereunder, provided that such party shall remain fully liable for the performance of all its obligations hereunder. Any prohibited assignment shall be null and void. Company may assign the Agreement to another company which acquires all or substantially all of the assets, business, or stock of the Company.

     18.5  Notices.  Notices permitted or required to be given hereunder shall
           -------
           be deemed sufficient if given by facsimile transmission to the respective party, or by registered or certified air mail, postage prepaid return receipt requested, addressed to the respective address of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon receipt by the party to which notice is given.

     18.6  Entire Agreement.  This Agreement, including any Exhibits and
           ----------------
           Schedules attached hereto and incorporated as an integral part of this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all previous distributorship agreements by and between Company and the Distributor as well as all proposals, oral or written, and all negotiations, conversations or discussions between the parties related to this Agreement. Each party acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

     18.7  Amendment.  This Agreement shall not be deemed or construed to be
           ---------
           modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by the parties hereto.

     18.8  Severability.  In the event that any of the terms of this Agreement
           ------------
           are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

     18.9  Counterparts.  This Agreement shall be executed in two or more
           ------------
           counterparts in the

           English language, and each such counterpart shall be deemed an original hereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

     18.10  Waiver.  No failure by either party to take any action or assert any
            ------
            right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     18.11  Remedies.  The remedies granted to either party hereunder are
            --------
            cumulative and are not intended to be exclusive of any other remedies to which they may respectively be lawfully entitled in case of any breach of threatened breach by the other party of the terms and provisions hereof.

     18.12  Subject Headings.  The subject headings of the Articles of this
            ----------------
            Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions.


INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement on the date first above written.


Metawave Communications
Cayman Islands                               Seenode Co., Ltd.

By: /s/ Victor K. Liang                      By: /s/ David Kim
   ----------------------                        -----------------------

Name: Victor Liang                           Name: David Kim
      -------------------                          ---------------------
        (please print)                                (please print)

Title: Sr. V.P.                              Title: Managing Director
       ------------------                           --------------------

                                   EXHIBIT 1
                                   ---------

                                   TRADEMARKS
                                   ----------


                                    Metawave
                                    --------

                                   Cube Logo
                                   ---------

                                   SpotLight
                                   ---------

                                  SiteSculptor
                                  ------------

                                   SCHEDULE A
                                   ----------


                             END USER RESTRICTIONS
                             ---------------------

     All End User sales and licenses of the Product shall include provisions that:

     (1) the End User is granted only a nontransferable, nonexclusive right to use the Product only for its internal business purposes;

     (2) the Company and its licensors (if any) retain all of their intellectual property rights in the Products, and no title to such intellectual property is transferred to the End User;

     (3) the End User agrees not to reverse assemble, decompile, or otherwise attempt to derive source code from the Products;

     (4) the End User agrees to comply with all export and re-export restrictions and regulations of the Department of Commerce or other United States agency or authority, and not to transfer, or authorize the transfer, of the Products to a prohibited country or otherwise in violation of any such restrictions or regulations;

     (5) the End User receives a warranty on the Product from the Distributor, and the Company makes no warranties to the End User in connection with the Product, and expressly disclaims any implied warranties of merchantability or fitness for a particular use; and

     (6) the Company shall not be liable to the End User for any indirect, consequential, incidental or special damages arising out of the use or license of the Product, regardless of the theory of liability (including negligence and strict liability).

                                PRICING DOCUMENT
                                ----------------

To be provided separately by Company to Distributor, and updated on a regular basis.

                                      -20-